EXHIBIT 99.1

UNANIMOUS WRITTEN CONSENT

BY THE BOARD OF DIRECTORS OF

UNICAPITAL ACQUISITION CORP.

A DELAWARE CORPORATION

IN LIEU OF A MEETING

Pursuant to the Delaware General Corporation Law, as amended, which provides that any action required to be taken at a meeting of the board of directors of a Delaware corporation may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all the directors, the undersigned, being all of the directors of UNICAPITAL ACQUISITION CORP., a Delaware corporation (the “Corporation”), do hereby waive any and all notices that may be required to be given with respect to a meeting of the directors of the Corporation and do hereby take, ratify, affirm, and approve the following actions.

WHEREAS, the Corporation was created through State of Delaware statute on January 11, 2008 and the Article of the Corporation was filed to the Secretary of State of Delaware on January 11, 2008.

WHEREAS, for the best capital structure to merge with Tai Pan Holding, Inc., the board members and management felt that the Corporation shall undertake and complete a capital increment exercise to increase the par value of its common stock and preferred stock from $0.0001 to $0.01 per share, and increase its authorized common shares from 250,000,000 to 300,000,000.  The board members have decided to amend the Article of Incorporation to reflect such capital increment; and

WHEREAS, the Corporation executive officers have reviewed the proposed amendments and have approved them; and

WHEREAS, a copy of the Certificate of Amendment of Certificate of Incorporation is attached hereto as "Exhibit A" and a copy of the original Article of Incorporation is attached hereto as "Exhibit B"; and

RESOLVED, that the Board of Directors hereby accept the amended Article.

RESOLVED FURTHER, that the appropriate officers of the Corporation be, and they hereby are, authorized and directed to take all such further actions as may be necessary, appropriate or advisable to implement this resolution and amendment and any such prior actions are hereby ratified; and

THE UNDERSIGNED, being all of the directors of the Corporation, hereby unanimously consent to, approve, and adopt the foregoing actins as of the 11th of March 2009, notwithstanding the actual date of the signing.

/s/ Kheng Siang Lee

Name: Kheng Siang Lee

Title: Director

/s/ Eng Seng Tan

Name: Eng Seng Tan

Title: Director

/s/ Hoon Leum goh

Name: Hoon Leum Goh

Title: Director

/s/ Cheng Yu Wang

Name: Cheng Yu Wang

Title: Director